UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 16, 2015
(Date of earliest event reported)

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-33275	11-3024080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 34th Floor, New York, New York 10036
(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (212) 697-9660

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On April 20, 2015, Warren Resources, Inc. (the “Company”) made available an investor presentation, which it intends to present or distribute on and after April 20, 2015. A copy of the presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Company undertakes no obligation to update, supplement or amend the materials attached as Exhibit 99.1.

In addition, the Company also reached an agreement with The Procter & Gamble Paper Products Company (P&G) on April 16, 2015 to continue supplying gas to P&G’s industrial facility in Mehoopany, Pennsylvania. Under the terms of the agreement, Warren will supply P&G with approximately 40,000 gross MMBtu per day of gas at a price equal to NYMEX minus $1.10 per MMBtu. The agreement, which will take effect upon expiration of the previous agreement between the parties, will extend the term of the existing arrangement by an additional year, to June 2016.

Forward-Looking Statements

Portions of this communication contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. A number of factors may cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. Warren believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. Some factors that could cause actual results to differ materially from those in the forward-looking statements, include, but are not limited to: changes in oil and gas prices and hedging activities undertaken in relation thereto; changes in expected levels of oil and gas reserve estimates and production estimates; the inability to drill wells on a substantial portion of our acreage due to insufficient capital, market conditions or other factors; the timing and results of drilling and other development activities; any inability to hold substantial leases; governmental and environmental regulations and permitting requirements and delays; the availability of capital and credit market conditions; unsuccessful exploratory activities; unexpected cost increases; delays in completing production, treatment and transportation facilities; the availability and cost of obtaining equipment and technical personnel; operating hazards; risks associated with the availability of acceptable transportation arrangements; unanticipated operational problems; potential liability for remedial actions under existing or future environmental regulations; changes in tax, environmental and other laws applicable to our business as well as general domestic and international economic and political conditions; concentration of customers; inability to replace reserves as they are produced; climate change; computer security breaches; and factors that may affect our common stock including the numbers of shares subject to registration rights; stock price volatility; anti-takeover measures in our organizational documents; and any failure to make appropriate assumptions or estimates in the preparation of our financial statements or to maintain adequate internal control over financial reporting. All forward-looking statements are made only as of the date hereof and, unless legally required, the Company undertakes no obligation to update any such statements, whether as a result of new information, future events or otherwise. Further information on risks and uncertainties that may affect Warren’s operations and financial performance, and the forward-looking statements made herein, is available in the Company’s filings with the Securities and Exchange Commission (www.sec.gov), including its Annual Report on Form 10-K under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other public filings and press releases.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Investor Presentation Slides dated April 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 20, 2015

WARREN RESOURCES, INC.
(Registrant)

By:	/s/ Saema Somalya
Saema Somalya
Senior Vice President, General Counsel and Corporate Secretary

Exhibit No.	Description

99.1	Investor Presentation Slides dated April 20, 2015